Exhibit 31.3

RULE 13(a)-14(a) CERTIFICATION OF CHIEF EXECUTIVE OFFICER

(AMENDMENT NO. 1)

I, Donald L. Unger, certify that:

1.	I have reviewed the annual report on Form 10-K of Premier Community Bankshares, Inc. for the year ended December 31, 2006;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	/s/ Donald L. Unger
Donald L. Unger, President and CEO